UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2014

Zep Inc.

(Exact name of registrant as specified in its charter)

Delaware	01-33633	26-0783366
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1310 Seaboard Industrial Boulevard, Atlanta, Georgia	30318-2825
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 352-1680

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

On May 23, 2014, a fire occurred at our aerosol manufacturing facility located in Marietta, Georgia (the “Facility”).  The origin of the fire is unknown at this time.  All employees were able to exit the Facility safely.  Subsequently, two employees reported suffering injuries as a result of the incident.  The extent of their injuries is unknown at this time.  The fire destroyed our chemical raw material warehouse and damaged other supporting infrastructure that contains our production equipment.  Some of the work in process, raw material and finished goods inventory located there were also destroyed or damaged.  We are evaluating the extent of the damage resulting from the fire and the amount of loss is unknown at this time.

We produce approximately 60 million cans of various aerosol products at the Facility, which we sell into many of our end-markets.  The products manufactured at the Facility include cleaning and maintenance chemicals, lubricants and automotive brake cleaner.  Approximately 19% of our revenue is attributable to products manufactured at the Facility.

Pursuant to our business-continuity plan, we are making arrangements to out-source our aerosol production to a local supplier and we are managing our supply chain to minimize the disruption in our supply of aerosol products to our customers.  We do not know at this time how long it will take to resume production at the Facility.

We maintain casualty and business-interruption insurance that we believe will cover the losses resulting from the fire, to the extent the losses exceed $1 million, which is the deductible under such policies.  Such insurance typically covers the costs of repairing the damage to property, the revenue lost during the interruption of business and increased costs during the disruption of production.  To the extent that any liability claims or workers compensation claims arise from the fire, we believe that our commercial liability and workers compensation insurance will cover our losses, subject, in the case of our commercial liability insurance, to a $1.5 million deductible and, in the case of our workers compensation insurance, to a $500,000 per claim deductible.  The receipt of insurance proceeds related to this incident, as well as related income recognition, may lag actual realized business losses.  Income recognition also may vary based on the outcome of claim settlements.

The statements in this Current Report on Form 8-K regarding the extent of the damage to the Facility, our ability to out-source our aerosol production to a local supplier and the availability of insurance coverage for the various losses and liabilities arising out of the fire are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995.  Such statements are subject to uncertainty and there is a risk that our expectations regarding the matters discussed may not be realized.  We undertake no obligation to update such statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zep Inc.
(Registrant)

Date: May 27, 2014	/s/ Philip A. Theodore
Philip A. Theodore
Vice President, General Counsel and Secretary

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